UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2005

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 903-2000

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information, including the text of the exhibits attached hereto, is furnished pursuant to this Item 2.02 of Form 8-K. On April 25, 2005, The Chubb Corporation (Chubb) issued a press release announcing its results for the quarter ended March 31, 2005. On April 25, 2005, Chubb also posted on its web site at www.chubb.com the Supplementary Investor Information Report (SIIR) relating to its 2005 first quarter results and a reclassification of its property and casualty underwriting results for the years 2001 through 2004 which conforms the presentation of these previously announced results to the new reporting format adopted by Chubb in presenting its 2005 first quarter results. Copies of the press release, the SIIR and the reclassification are attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively. In its earnings release, the SIIR, the reclassification and in the conference call to discuss its 2005 first quarter results, scheduled to be webcast at 5:00 P.M. on April 25, 2005, Chubb presents, and will present, its results of operations in the manner that it believes is most meaningful to investors, which includes certain measures that are not based on accounting principles generally accepted in the United States, as more fully described in the press release, the SIIR and the reclassification furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K and incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated April 25, 2005 (furnished pursuant to Item 2.02 of Form 8-K)

99.2	Supplementary Investor Information Report (furnished pursuant to Item 2.02 of Form 8-K)

99.3	Reclassification of Property and Casualty Underwriting Results for the Years 2001 through 2004 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date:	April 25, 2005	By:	/s/ Henry B. Schram

Name: Henry B. Schram
			Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED APRIL 25, 2005

Exhibit No.	Description
99.1	Press release dated April 25, 2005 (furnished pursuant to Item 2.02 of Form 8-K)
99.2	Supplementary Investor Information Report (furnished pursuant to Item 2.02 of Form 8-K)
99.3	Reclassification of Property and Casualty Underwriting Results for the Years 2001 through 2004 (furnished pursuant to Item 2.02 of Form 8-K)